SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant [  ]

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[  ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-12

EuroPacific Growth Fund
The Growth Fund of America, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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[Letter to beneficial shareholders]

[logo - American Funds®]

Meeting of Shareholders Adjourned
PLEASE VOTE NOW

Fellow Shareholder:

The meeting of shareholders for The Growth Fund of America and EuroPacific Growth Fund scheduled for November 24, 2009 has been adjourned with respect to Proposal 2 until December 23, 2009 to allow shareholders more time to submit their voting instructions on that proposal.  We previously mailed you proxy materials relating to all proposals to be voted on at the meeting.  This letter was sent because you held shares of one or both of these funds on the record date and we have not received your vote.

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS
AND ELIMINATES PHONE CALLS

For the reasons set forth in the proxy materials previously mailed to you, both fund’s Board of Directors/Trustees believe Proposal 2 is in shareholders’ best interest and unanimously recommend that you vote in favor.

Please vote using one of the following four options:

1.	CALL TOLL-FREE 1-888-456-7086

Call toll free 1-888-456-7086 to speak with a live proxy services representative.  Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET).  The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Log on to www.proxyvote.com.  Please have your voting instruction form in hand to access your control number (located in the box) and follow the on screen instructions.

3.	VOTE BY TOUCH-TONE TELEPHONE

Call toll free 1-800-454-8683. Please have your voting instruction form in hand to access your control number (located in the box) and follow the recorded instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed voting instruction form(s), then return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call American Funds Service Company toll free at 1-800-421-0180.  Thank you for voting.

[Letter to insurance company contract holders]

[logo - American Funds®]

Meeting of Shareholders Adjourned
PLEASE VOTE NOW

Fellow Shareholder:

The meeting of shareholders for The Growth Fund of America and EuroPacific Growth Fund scheduled for November 24, 2009 has been adjourned with respect to Proposal 2 until December 23, 2009 to allow shareholders more time to submit their voting instructions on that proposal.  We previously mailed you proxy materials relating to all proposals to be voted on at the meeting.  This letter was sent because you held shares of one or both of these funds on the record date and we have not received your vote.

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS

For the reasons set forth in the proxy materials previously mailed to you, both funds’ Board of Directors/Trustees believe Proposal 2 is in shareholders’ best interest and unanimously recommend that you vote in favor.

Please vote using one of the following three options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card.  Please have your proxy card in hand to access your control number and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call American Funds Service Company toll free at 1-800-421-0180.  Thank you for voting.

[Letter to registered shareholders]

[logo - American Funds®]

Meeting of Shareholders Adjourned
PLEASE VOTE NOW

Fellow Shareholder:

The meeting of shareholders for The Growth Fund of America and EuroPacific Growth Fund scheduled for November 24, 2009 has been adjourned with respect to Proposal 2 until December 23, 2009 to allow shareholders more time to submit their votes on that proposal.  We previously mailed you proxy materials relating to all proposals to be voted on at the meeting.  This letter was sent because you held shares of one or both of these funds on the record date and we have not received your vote.

VOTING NOW HELPS LOWER OVERALL PROXY COSTS
AND ELIMINATES PHONE CALLS

For the reasons set forth in the proxy materials previously mailed to you, each fund’s Board of Directors/Trustees believes Proposals 1–7, as applicable, are in the shareholders’ best interest and unanimously recommends that you vote in favor.  The Boards have recommended a vote against Proposal 8.  Because other funds have concluded their business at the shareholder meeting on November 24, 2009, only your votes for Proposal 2 for The Growth Fund of America and EuroPacific Growth Fund will be tabulated for the meeting on December 23, 2009.  You must however that you complete votes on all the funds and proposals listed on the enclosed proxy card(s) in order for your vote to be counted.

Please vote using one of the following four options:

1.	CALL TOLL-FREE 1-888-456-7536

Call toll free 1-888-456-7536 to vote with a live proxy services representative.  Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET).  The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Refer to your proxy cards for the control number and security code.  Please enter the website www.proxy-direct.com/afs and follow the instructions.

3.	VOTE BY TOUCH-TONE TELEPHONE

The toll free number is 1-800-337-3503.  Please have your proxy card in hand to access your control number and security code.  Please call the number and follow the instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s) and return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call American Funds Service Company toll free at 1-800-421-0180.  Thank you for voting.

[Outbound call script]

American Funds Adjournment Outbound Call Flow

"Hello, I'm trying to reach <s/h name>. Is he/she available? My name is __________ and I'm calling on a recorded line regarding the shareholder meeting for the American Funds <specific fund name>, which has adjourned with respect to Proposal 2, in order to allow shareholders more time to submit their votes on that one proposal. We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we're calling to ask if you would have any objections to voting along with the recommendations of the Funds' Board?"
NO	YES

< Use Appropriate Rebuttal > Would you have any objections to voting along with the recommendations of the Funds' Board?

	Shareholder Agrees to Vote	Shareholder Declines to Vote

Would you like our toll free number so you can call back at your convenience? Your participation would be greatly appreciated and it would just take a brief moment to vote your shares over the phone.

I am recording your < > vote on Proposal 2 and will send you a printed confirmation to (address).  For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?
	YES	NO

	Please call <inbound toll free> any time between 9am and 11pm EST weekdays or between Noon and 6pm on Saturday.	Thank you for your time. Have a good day/evening!
Just to let you know, your printed confirmation will show all proposals as voted, but because only Proposal 2 has been adjourned, only your vote on that proposal will be counted.  Thank you for voting, and have a good day/evening.
Thank you for your time. Have a good day/evening!

[Outbound call rebuttals script]

AMERICAN FUNDS MUTUAL FUND REBUTTALS

SH states ……	Response
“My spouse takes care of it.”

I understand.  Is your wife/husband available to speak with me?

(If wife/husband is unavailable)
CSR: “Your vote is very important to the fund, as your wife/husband/spouse is unavailable, I would be more than happy to assist you with voting by reviewing the proposal(s).  This would only take a brief moment of your time.”

“I don’t know how to vote … ”

Your board of directors has reviewed the proposal(s) and believes their recommendations are in the best interest of the fund and its shareholders.  Your Board is recommending shareholders vote <Vote Recommended line from briefly paragraph >.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

"My broker takes care of it "

I understand that your Broker may help you choose your funds, however certain proposal(s) for this proxy require a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposal(s) quickly for you now if you wish.

“I don’t have the time right now …”	I understand, however, your vote is very important. Voting now will only take a brief moment of your time. Would you have any objections to voting along with the recommendations of the Funds’ Board?
“I’m not interested / I don’t want to vote / I don’t have enough shares to vote”

Every vote is important to the fund and helps bring the fund a step closer to holding the meeting.  If not enough votes are received, the shareholder meeting may have to be adjourned.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

“I sold my shares / I no longer own shares in that Fund”

I understand.  However you were a shareholder as of the record date and therefore you are the only person who can vote those shares. As a courtesy to the remaining shareholders, would you have any objections to voting along with the recommendations of the Funds’ Board?

SH states ……	Response
“I’ve never received a call like this before”

This has become a standard in the industry and the proxy statement mentions that if your vote is not received you may receive a call offering you the convenience of voting by telephone. Would you have any objections to voting along with the recommendations of the Funds’ Board?

“I’ll vote later” OR: I’ll vote via mail, online, etc”

I understand.  We are calling today because your Board would like to hear from all shareholders on this matter. Your Fund has asked us to call to offer you the convenience of voting over the phone, which makes the voting process much easier and faster. I would be happy to record your vote for you now and send you a printed confirmation that your vote has been recorded.

Would you like to vote along with the recommendations of the Funds’ Board?

If the shareholder only says YES when they are asked if they have objections…

Agent note: use this rebuttal if the shareholder’s YES means that either they don’t want to vote today or do not want to vote with the Board’s recommendations.

I see. Just to clarify, are you indicating you’d like to vote differently, or not vote at all today ?

SH States …	Response
“Why are you calling me?” # 1

Your Fund has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder meeting and haven’t received it back, so we are calling to encourage you to vote your shares.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

“Why are you calling me?” # 2 (to use if the first answer does not satisfy the shareholder).

Your Board would like to hear from all shareholders on this matter and your Fund has asked us to call to offer you the convenience of voting over the phone.  This makes your voting process much easier and faster.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

“I don't accept these types of calls.”

I am sorry for any inconvenience, however, I did want to let you know that this call is in regards to your current investment in the < Fund name > and we are simply calling to advise you of a shareholders meeting and are asking if you would like to register your vote.  Would you like to vote?

Agent Note: if shareholder is irate, or reiterates that they do not want to accept these types of calls, please see the ‘Please do not call me again’ response below.

Please do not call me again. OR Please add me to your do not call list.

I understand how you feel about unwanted calls and will add you to our internal Do Not Call list.  However, I did want to let you know that this call is regarding your current investment in the <Fund Family name> and we are simply calling to advise you of the shareholder meeting and are asking if you would like to register your vote.

“How many votes do you still need?”

I have limited information on that. What I do know is that every vote is important at this point and that is why we are calling you and other shareholders to ask if you would have any objections to voting along with the recommendations of the Funds’ Board?